Exhibit 5.1




September 14, 2004


vFinance, Inc
3010 North Military Trail, Suite 300
Boca Raton, Florida 33431

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing of a Registration Statement on Form S-8 (the "Registration
Statement") to be filed by vFinance, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on the date hereof in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 8,848,212 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), to be issued pursuant to certain stock option agreements and other
written   agreements   with  employees  and  consultants  of  the  Company  (the
"Options").

In connection with this opinion, we have examined the following documents and records:

         1. The Certificate of Incorporation of the Company, as amended to date;

         2. The By-Laws of the Company, as amended to date;

         3. The forms of Options;

         4. Corporate resolutions of the Company relating to the Options and the issuance of the Common Stock being registered under the Registration Statement; and

         5. The specimen certificate of Common Stock.

We have also examined such further documents, records and proceedings as we have deemed pertinent in connection with the issuance of said Common Stock. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the completeness and authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the validity of all laws and regulations.

We are qualified to practice law in the State of Florida and we do not purport to express any opinion herein concerning any law other than the laws of the State of Florida, the General Corporation Law of the State of Delaware and the federal law of the United States.

Based upon such examination, it is our opinion that the Common Stock being registered by the Registration Statement, when issued and paid for as contemplated by the Options, will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,



/s/  Edwards & Angell, LLP
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Edwards & Angell, LLP